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                                                                   EXHIBIT 10.13

                           DATA CONTRIBUTION AGREEMENT

     This Data Contribution Agreement ("Agreement") is made this 1st day of May, 2000, between Direct Checks Unlimited, Inc. ("Check Printer") and eFunds Corporation ("eFunds").

     WHEREAS, eFunds owns and operates a consumer reporting agency as defined by the federal Fair Credit Reporting Act, as amended 15 U.S.C. Section 1681 et seq. ("Debit Bureau"); and

     WHEREAS, Check Printer is a direct marketer of checks; and

     WHEREAS, Check Printer has agreed to contribute certain mutually agreed upon customer account records ("Account Records") to Debit Bureau, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Data Contribution. Check Printer agrees to make available to Debit Bureau at mutually agreeable times, but not less often than weekly, and in a mutually agreeable format, the Account Records. Check Printer shall deliver the Account Records through Deluxe Financial Services, Inc., as described in that certain Processor Agreement of even date herewith by and between eFunds and Deluxe Financial Services, Inc., and pursuant to the terms of a technical specification document to be agreed upon by Check Printer and eFunds and attached as an Exhibit hereto. eFunds will provide assistance to Check Printer in preparing and delivering the Account Records to Debit Bureau at Check Printer's request.

     2. Deletion/Blocking. If an individual requests that his/her Account Record(s) be deleted and/or blocked by Check Printer or eFunds, (a) eFunds' right (as described in Section 3 below) to use such Account Records(s) will immediately terminate upon its receipt of the applicable request for deletion and/or blocking from Check Printer or the individual, and (b) eFunds will delete and/or block such Account Record(s) in accordance with a process agreed to by the parties.

     3. Permitted Use. Debit Bureau agrees that it will only use the Account Records for any purpose that is both (a) consistent with applicable federal, state and local laws, rules and regulations (including, without limitation, the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq. (the "FCRA")), and (b) involves the provision of fraud prevention and risk management services either directly by Debit Bureau or through eFunds or any of its Affiliates (as defined in the IPO and Distribution Agreement between eFunds and Deluxe Corporation dated as of March 31, 2000) to financial institutions and others (i.e., to protect consumers from identity theft as well as reduce losses due to fraud). In no event shall Debit Bureau release any list or otherwise specifically identify the Account Records (or the individuals associated with such Account Records) as being Check Printer's customers. Except as expressly permitted hereunder, Debit Bureau shall not copy, display, distribute or otherwise use in any manner or means the Account Records, in whole or in part.

     4. Audits. At any time during the term of this Agreement and thereafter, Check Printer and/or its agent(s) shall have the right to audit and verify Debit Bureau's use of the Account Records. Any such audit(s) shall be conducted during normal business hours with at least three (3) days prior written notice. Debit Bureau shall cooperate and provide Check Printer and/or its agents with reasonable assistance during any such audit(s).
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     5. Customer Assistance. eFunds will cooperate and help support Check
Printer in connection with any inquiries from a customer(s) that are received regarding the validity or correctness of the data for such customer(s) included in the Account Records.

     6. Notice to Furnishers of Information. By signing this Agreement, Check Printer acknowledges its receipt of the attached "Notice to Furnishers of
Information: Obligations of Furnishers Under the FCRA", as required by the FCRA.

     7. Term and Termination. This Agreement shall be in effect until July 1, 2001, unless earlier terminated as provided in this Section 7. In addition, the term of this Agreement may be extended upon the written agreement of the parties. This Agreement may be terminated by either party at any time with written notice to the other party if the other party fails to cure its material breach hereof within fifteen (15) days after its receipt of such notice. Upon any termination of this Agreement, Check Printer shall immediately discontinue the provision of the Account Records to Debit Bureau, and Debit Bureau may, at its option, continue to use all Account Records delivered prior to termination as expressly permitted under Section 3 hereof. The following Sections of this Agreement shall survive any termination hereof: 2, 3, 4, 5, 8, 9, 10, 11 and 12.

     8. Expenses. Each party shall bear its own costs and expenses in connection with the performance of its obligations under this Agreement.

     9. Limited Warranty and Warranty Disclaimer.

          9.1 Limited Warranty. Check Printer warrants to eFunds that it will use commercially reasonable efforts to ensure that the Account Records provided to eFunds hereunder are the same as the version of such Account Records contained in Check Printer's own files. For any breach of the foregoing warranty, as Check Printer's exclusive liability and eFunds sole remedy, Check Printer will provide updates to the Account Records promptly after it learns of any errors, or is notified of any errors by eFunds, in such Account Records such that the version delivered to eFunds hereunder is the same as the version of such Account Records contained in Check Printer's own files.

          9.2 Disclaimer. Except for the limited warranty in Section 9.1, The Account Records are provided "AS IS" with no warranties of any kind, express or implied, including, without limitation, the warranties of performance, merchantability and fitness for a particular purpose.

     10. Indemnification. eFunds shall indemnify and hold harmless Check Printer and its affiliated companies from and against all direct damages suffered and expenses incurred (including reasonable attorneys' fees) by Check Printer and its affiliated companies as a result of any third party claim related to any use by eFunds and its Affiliates of the Account Records delivered to Debit Bureau hereunder. With respect to any third party claims for which a party seeks indemnification under this Section 10, the indemnification procedures set forth in Section 7.01(d)-(f) of the IPO and Distribution Agreement shall apply, and are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     11. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
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     12. General Provisions.

          12.1 Notices. Any notice or other communication required or permitted to be made or given by either party pursuant to this Agreement will be in writing, in English, and will be deemed to have been duly given: (a) five
     (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (b) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this Section; or
     (c) when delivered if delivered personally or sent by express courier service. All notices will be sent to the other party at its address as set forth below or at such other address as such party will have specified in a notice given in accordance with this Section:

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     In the case of Check Printer:            With a copy to:
     ---------------------------------------- -----------------------------
     Direct Checks Unlimited, Inc.            Deluxe Corporation
     8245 North Union Blvd.                   3680 Victoria Street North
     Colorado Springs, CO 80920               Shoreview, Minnesota  55126
     Attn: Steve Berry                        Attn: General Counsel
     Fax:  719-548-9604                       Fax: (651) 787-2749
     ---------------------------------------- -----------------------------
     In the case of eFUNDS:                   With a copy to:
     ---------------------------------------- -----------------------------
     eFunds Corporation                       eFunds Corporation
     400 West Deluxe Parkway                  1080 W County Road F
     P.O. Box 12536                           Shoreview, MN  55126
     Milwaukee, Wisconsin 53212               Attn:  General Counsel
     Attn:  Controller                        Fax: (651)787-2749
     Fax Number:  (414) 341-5075
     ---------------------------------------- -----------------------------

          12.2 Reasonableness. Each party will act in good faith in the performance of its respective responsibilities under this Agreement and will not unreasonably delay, condition or withhold the giving of any consent, decision or approval that is either requested or reasonably required by the other party in order to perform its responsibilities under this Agreement.

          12.3 Assignment. Neither party may assign or otherwise transfer this Agreement, in whole or in part, without the prior written consent of the other party. Any purported assignment in violation of the preceding sentence will be void and of no effect. This Agreement will be binding upon the parties' respective successors and permitted assigns.

          12.4 Complete Agreement; Amendment. This Agreement, including the Exhibit attached hereto, constitutes the entire agreement between the parties, and supersedes all other prior or contemporaneous communications between the parties (whether written or oral) relating to the subject matter hereof. This Agreement may be modified or amended solely in a writing signed by both parties.

          12.5 Severability. This Agreement shall be deemed severable, and the unenforceability of any one or more provisions shall not affect the enforceability of any other provisions. In addition, if any provision of this Agreement, for any reason, is declared to be unenforceable, the parties shall substitute an enforceable provision that, to the maximum extent possible in accordance with applicable law, preserves the original intentions and economic positions of the parties.

          12.6 Waiver. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of such right, power or remedy, and no waiver will be effective unless it is in writing
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     and signed by the waiving party. If either party waives any right, power or remedy, such waiver will not waive any successive or other right, power or remedy the party may have under this Agreement.

          12.7 Force Majeure. Neither party shall be liable for any losses arising out of the delay or interruption of its performance of obligations under the Agreement due to any act of God, act of governmental authority, act of public enemy, or due to war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the party delayed.

     IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives.

DIRECT CHECKS UNLIMITED, INC.          eFUNDS CORPORATION

By: _____________________              By: _______________________

Title: ____________________            Title: ______________________